UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2005

PACIFICARE HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31700	95-4591529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Plaza Drive, Cypress, California 90630-5028

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (714) 952-1121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events.

PacifiCare Health Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 19, 2005, at the Residence Inn by Marriott, 4931 Katella Avenue, Los Alamitos, California. On March 31, 2005, the record date for the annual meeting, there were 87,106,360 shares of the Company’s common stock outstanding and entitled to vote at the annual meeting. There were present at the annual meeting in person or by proxy, stockholders of the Company who were holders of 80,302,545 shares of the Company’s common stock representing approximately 92% of the eligible votes, constituting a quorum. The following is a brief description of each matter voted on at the annual meeting and a statement of the number of votes cast with respect to each matter.

(1)	The stockholders approved the election of the nominees to PacifiCare’s Board of Directors.

Director	For	Withhold Authority
Aida Alvarez	76,859,851	3,442,694
Bradley C. Call	76,856,379	3,446,166
Terry O. Hartshorn	52,308,260	27,994,285
Dominic Ng	77,491,477	2,811,068
Howard G. Phanstiel	76,984,177	3,318,368
Warren E. Pinckert II	76,697,170	3,605,375
David A. Reed	76,800,864	3,501,681
Charles R. Rinehart	76,857,560	3,444,985
Linda Rosenstock	77,513,075	2,789,470
Lloyd E. Ross	76,449,309	3,853,236

(2)	The stockholders approved the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
59,309,102	12,677,959	88,322	8,227,162

(3)	The stockholders ratified the selection of Ernst & Young LLP as our independent auditors for 2005.

For	Against	Abstain	Broker Non-Votes
79,222,812	1,036,776	42,957	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: May 31, 2005	By:	/s/ Peter A. Reynolds
Peter A. Reynolds
Senior Vice President and Corporate Controller
(Principal Accounting Officer)